Exhibit 5.1

1095 Avenue of the Americas New York, NY 10036-6797 +1 212 698 3500 Main +1 212 698 3599 Fax www.dechert.com

October 21, 2015

Edge Therapeutics, Inc.
200 Connell Drive, Suite 1600
Berkeley Heights, NJ 07922

Re:            REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

We have acted as counsel to Edge Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 1,312,753 shares of its common stock, par value $0.00033 per share (the “2010 Shares”), issuable under the Edge Therapeutics, Inc. 2010 Equity Incentive Plan (the “2010 Plan”), 1,096,411 shares of its common stock, par value $0.00033 per share (the “2012 Shares”), issuable under the Edge Therapeutics, Inc. 2012 Equity Incentive Plan (the “2012 Plan”) and 1,894,890 shares of its common stock, par value $0.00033 per share (the “2014 Shares,” and collectively with the 2010 Shares and the 2012 Shares, the “Shares”), issuable under the Edge Therapeutics, Inc. 2014 Equity Incentive Plan (the “2014 Plan,” and collectively with the 2010 Plan and the 2012 Plan, the “Plans”).

This opinion (the “Opinion”) is being furnished to the Company in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the Shares.
As your counsel, we have examined such documents and such matters of fact and law that we have deemed necessary for the purpose of rendering the Opinion expressed herein.

In connection with this Opinion, we have examined originals or copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of: (i) the Plans; (ii) the Company’s Eighth Amended and Restated Certificate of Incorporation (as amended to date); (iii) the Company’s Second Amended and Restated Bylaws as currently in effect; (iv) minutes evidencing corporate action of the Company authorizing the issuance and sale of the Shares; and (v) a certificate of an officer of the Company as to matters of fact material to this Opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of parties (other than the Company) to all documents.

Edge Therapeutics, Inc. October 21, 2015 Page 2

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the holders and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Plans, assuming in each case that the individual issuances, grants or awards under the Plans are duly authorized by all necessary corporate action and duly issued, granted or awarded and exercised in accordance with the requirements of law and the Plans (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of New York and the foregoing Opinion is limited to the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP